EXHIBIT 10.h

              Change in Control Agreements with Executive Officers

                         WASHINGTON TRUST BANCORP, INC.
                                 23 BROAD STREET
                          WESTERLY, RHODE ISLAND 02891




The Registrant has entered into a Change of Control Agreement with certain of its executive officers. The form of Agreement attached contains blanks where the term of the Agreement and the multiple of the executive's base amount provided under the Agreement vary for certain executives. The executive officers who have entered into the Agreement, the term of the Agreement and the multiple of the executive's base amount provided under the Agreement for each executive are listed in the following chart:


                                                                    Number Times
                                      Term of Agreement             Base Amount
Executive Officer                   (Sections 3, 4 and 13)         (Section 5 a)
--------------------------------------------------------------------------------

Barbara J. Perino
Senior Vice President - Operations
And Technology, of the Bank                 1 year                     1 time

James M. Vesey
Senior Vice President -
Commercial Lending, of the Bank             1 year                     1 time

                                                               February 5, 1999



[Name and Address of Executive]




Dear __________:

         Washington Trust Bancorp, Inc. ( the "Corporation") considers it essential to the best interests of its shareholders to foster the continued employment of key management personnel employed by its wholly-owned subsidiary, The Washington Trust Company (the "Bank"). In this connection, the Board of Directors of the Corporation (the "Board") recognizes that the possibility of a change in control exists and that such possibility, and the uncertainty and question which it necessarily raises among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its shareholders in this period when their undivided attention and commitment to the best interests of the Corporation and its shareholders are particularly important.

         Accordingly, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation and the Bank's management.

         1. Defined Terms.   Certain laws,  rules  and  regulations  referenced
in this agreement are attached hereto as Appendices and are hereby incorporated herein by reference.

         2. Change in Control. For purposes of this Agreement, the term "Change in Control" shall mean:

         a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the then outstanding  shares  of  common  stock  of  the  Corporation  (the  "Outstanding
Corporation Common Stock"); provided, however, that any acquisition by the Corporation or its subsidiaries, or any employee benefit plan (or related trust) of the Corporation or its subsidiaries of 20% or more of Outstanding Corporation Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock, shall not constitute a Change in Control; or


         b) Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

         c) Consummation by the Corporation of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation; (ii) a reorganization, merger or consolidation, in each case, (A) with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Common Stock immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 40% but less than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, (B) at least a majority of the directors then constituting the Incumbent Board do not approve the transaction and do not designate the transaction as not constituting a Change in Control, and (C) following the transaction members of the then Incumbent Board do not continue to comprise at least a majority of the Board; or (iii) the sale or other disposition of all or substantially all of the assets of the Corporation, excluding a sale or other disposition of assets to a subsidiary of the Corporation; or

         d)  Consummation  by  the  Bank  of  (i) a  reorganization,  merger  or consolidation, in each case, with respect to which, following such reorganization, merger or consolidation, the Corporation does not beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation or bank resulting from such a reorganization, merger or consolidation or (ii) the sale or other disposition of all or substantially all of the assets of the Bank, excluding a sale or other disposition of assets to the Corporation or a subsidiary of the Corporation.

         3. Continuing Employment. You agree that you shall remain in the employ of the Corporation and the Bank for a term of _____ year following any Change in Control of the Company, unless there is an Event of Termination, as defined below, or you die or become unable to perform your duties by reason of disability.

         4. Event of Termination. For purposes of this Agreement, the term "Event of Termination" shall mean:

         a) The involuntary termination of your employment with the Corporation and/or the Bank, other than for cause. The term "for cause" shall mean on account of (i) conviction of a crime involving moral turpitude, (ii) willful and inexcusable failure to perform the duties of your position with the Corporation and/or the Bank, and (iii) conduct that is clearly and patently detrimental to the best interests of the Corporation and/or the Bank. In any proceeding, judicial or otherwise, the Corporation and/or the Bank shall have the burden proving by clear and convincing evidence that a termination of your employment following a change in control was for cause. Termination of employment due to your death or disability shall not be deemed a termination for cause;

         b)       A  reduction  in  your   salary,   title,   benefits,   staff,
                  perquisites, or duties unless you agree in writing, but only if such event occurs within _____ year after a Change in Control.

         5.       Entitlements Upon an Event of Termination

         a) Unless otherwise provided herein, within 30 days after an Event of Termination, the Bank shall pay you that amount that equals _____ time your base amount as of the date of the Event of Termination;

         b) Your entitlements under this Agreement and under any other plans or agreements of the Corporation and/or the Bank that constitute "parachute payments" shall never exceed that amount that is 2.99 times your "base amount." For purposes of this Agreement, the term "parachute payment" shall have the meaning ascribed to it by Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as amended and in effect on the date hereof (the "Code"), including the flush language, but without regard to clause (ii) thereof, and the term "base amount" shall have the meaning ascribed to it by Section 280G(b)(3) of the Code;

         c) In the event that your entitlements to parachute payments under this or any other agreement or plan of the Corporation and/or the Bank exceed 2.99 times your base amount, you agree that your total benefits shall be reduced to 2.99 times your base amount in such manner as you shall designate to the Bank in writing. In default of such designation, such benefits shall be reduced in proportion to their relative present values as determined by the Bank's certified public accountants using the discount rate prescribed by Section 280G(d)(4) of the Code;

         d) The Bank shall pay all legal fees and expenses that you incur seeking to obtain or enforce any right or benefit provided by this Agreement;

         e) You shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation you may earn as a result of employment by another employer or by reason of retirement benefits after the date of this Agreement or otherwise.

         6.       Successors; Binding Agreement.

         a) The Corporation and the Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation and/or the Bank to assume expressly and perform this Agreement. Failure of the Corporation and/or the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Bank in the same amount and on the same terms as you would be entitled to hereunder following an Event of Termination, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date on which you become entitled to such compensation from the Bank. As used in the agreement, "Corporation" and "Bank" shall mean the Corporation and the Bank, respectively, as hereinbefore defined and any successor to its respective business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, unless otherwise provided herein, such amount shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

         7. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified/registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Corporation and/or the Bank shall be directed to the attention of the Board with a copy to the Secretary of the Corporation and/or the Bank, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon receipt.

         8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach of the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions as the same or at any prior or subsequent time. No agreements or representations, oral, or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Rhode Island.

         9. Not Employment Agreement. No provision of this Agreement shall be deemed to provide for a continuing right to employment with the Corporation or the Bank.

         10. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         11.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         12. Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable rules and judgment and the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         13. Term of Agreement. This Agreement shall remain in effect so long as you are employed by the Corporation and/or the Bank unless terminated in writing upon 30 days notice by either party; provided, however, following a Change in Control, that the Corporation and the Bank shall have no right to terminate this agreement for ____ year.


         If this letter sets forth our agreement on the subject matter hereof, kindly sign and return the enclosed copy of this letter which will then constitute our agreement on this subject.

                         Sincerely,

                         WASHINGTON TRUST BANCORP, INC.
                          THE WASHINGTON TRUST COMPANY


                          By:_________________________________________
                               John C. Warren
                               President & CEO


AGREED to this ____ day of _________, 1999.



-----------------------------
       [Name of Executive]

                                   APPENDIX 1
                               List of Appendices

         Copies of the following laws, rules and regulations referenced in the agreement to which this Appendix is a part are attached hereto and incorporated therein by reference:

Appendix 1A  -- Section 13d(3) and Section 14(d)(2) of the Exchange Act

Appendix 1B  -- Rule 13d-3 promulgated under the Exchange Act

Appendix 1C  -- Rule 14a-11 of Regulation 14A promulgated under the Exchange Act

Appendix 1D  -- Section 280G of the Code